SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 20, 2004

Date of Report (Date of earliest event reported)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, Pennsylvania 15241

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

On July 20, 2004, CONSOL Energy issued a press release setting forth its coal, gas and power production for the month of June 2004 and for the quarter ended June 30, 2004, and announcing an increase in its earnings outlook for the quarter ended June 30, 2004. A copy of the related press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CONSOL ENERGY INC.

	By:	/s/ William J. Lyons
William J. Lyons
Senior Vice President and
Chief Financial Officer
Dated: July 20, 2004

EXHIBIT INDEX

99.1	Press Release of CONSOL Energy Inc. dated July 20, 2004.